Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARMELL THERAPEUTICS CORP.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included as exhibits or incorporated by reference into the Current Report on Form 8-K, as amended (the “Current Report”), to which this discussion and analysis is filed as an exhibit. Unless the context otherwise requires, when we use the terms “we,” “us,” and “our” in the following discussion and analysis, we are referring to Carmell Therapeutics Corporation prior to the completion of the business combination with Alpha Healthcare Acquisition Corp. III (ALPA).

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, some of the information contained in this discussion and analysis or set or incorporated into the Current Report, including information with respect to our plans and strategy for our business, future financial performance, expense levels, and liquidity sources, includes forward-looking statements that involve risks and uncertainties. You should read information included or incorporated into the Current Report under captions titled “Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a regenerative medicine biotech company focused on leveraging our core platform technology, Plasma-based Bioactive Material (“PBM”), to stimulate tissue repair or growth after severe injury, disease or aging. The technology is a proprietary method of utilizing fresh frozen platelet-enriched plasma to manufacture multiple forms to be placed directly at the anatomical site in need of enhanced and accelerated healing with the ability to reside in the local tissue for weeks to months. The PBM technology is based on important patents licensed from Carnegie Mellon University (“CMU”) that claim the ability to plasticize allogeneic platelet-enriched plasma and crosslink proteins with genipin, a derivative of the gardenia plant, to provide a controlled degradation profile in vivo. The Company’s lead product candidate, Bone Healing Accelerant (“BHA”), a biologic, has been designated by the U.S. Food and Drug Administration (“FDA”) as a combination product containing the Company’s core technology of PBM plus ß Tri-Calcium Phosphate (“ß-TCP”), an already approved medical device.

Recent Developments

On July 14, 2023 (the “Closing Date”), we consummated a business combination pursuant to the terms of the Business Combination Agreement, dated as of January 4, 2023 (the “Business Combination Agreement”), by and among the Company Alpha Healthcare Acquisition Corp. III a Delaware corporation, and Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Business Combination Agreement, on the Closing Date, (i) ALPA changed its name to “Carmell Therapeutics Corporation,” and the Company changed its name to “Carmell Regen Med Corporation,” and (ii) Merger Sub merged with and into the Company, with the Company as the surviving company in the Business Combination. After giving effect to the Business Combination, the Company became a wholly owned subsidiary of ALPA.

On July 26, 2023, we entered into an Agreement and Plan of Merger (the “AxBio Merger Agreement”), by and among us, Aztec Merger Sub, Inc. and Axolotl Biologix, Inc. (“AxBio”), which provides for, among other things, the merger of AxBio with and into Aztec Merger Sub, Inc., with AxBio being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company (the “AxBio Acquisition”). The AxBio Acquisition closed on August 9, 2023. Pursuant to the terms of the AxBio Merger Agreement, all of the issued and outstanding shares of AxBio (other than the Dissenting Shares (as defined in the AxBio Merger Agreement) and the shares held in treasury) were cancelled in exchange for aggregate consideration of (i) up to approximately $8.0 million in cash (the “Closing Cash Consideration”), (ii) a number of shares of our common stock equal to (1) $57.0 million divided by (2) the value weighted average price of our common stock (the “VWAP”) for the 30 consecutive trading days immediately preceding the closing of the AxBio Acquisition (such consideration, the “Closing Share Consideration”), and (iii) up to $9.0 million in cash and up to $66.0 million in shares of common stock that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back us.

On August 9, 2023, the Company entered into that certain First Amendment to the AxBio Merger Agreement (the “Amendment”) which amended certain terms of the AxBio Merger Agreement. The Amendment changed the structure of the AxBio Acquisition to provide that, following the merger of AxBio with and into Aztec Merger Sub, Inc., with AxBio surviving, AxBio would merge with and into Axolotl Biologix, LLC, with Axolotl Biologix, LLC being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company, and waived the condition requiring AxBio to deliver its audited financial statements upon closing in exchange for the $8.0 million of Closing Cash Consideration otherwise payable upon closing pursuant to the AxBio Merger Agreement becoming payable and contingent upon receipt of such audited financial statements.

On August 9, 2023, the Company completed the AxBio Acquisition. In connection with the closing of the AxBio Acquisition, the Company issued 3,845,337 shares of its common stock and 4,243 shares of a newly designated series of Series A Convertible Voting Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), in exchange for all the issued and outstanding shares of AxBio as part of the consideration paid in connection with the AxBio Acquisition. The Closing Share Consideration was calculated using a 30-day average of daily VWAP of $7.05 per share. In addition to the shares of common stock and the Preferred Stock, the consideration included the Closing Cash Consideration, payable upon delivery of AxBio’s audited financial statements, as well as the Future Consideration. The number of shares of common stock issued at the closing of the AxBio Acquisition is limited to 19.99% of the total number of shares of the Company’s common stock issued and outstanding immediately prior to the closing. Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock, which was filed by the Company with the Secretary of State of Delaware on the closing date of the AxBio Acquisition in accordance with Section 151(a) of the Delaware General Corporation Law, each share of Preferred Stock will automatically convert into 1,000 shares of common stock upon stockholder approval of the issuance of the shares of common stock issuable upon such conversion and shall cease to have any rights other than with respect to conversion.

On August 1, 2023, our board of directors approved and adopted an amendment to our existing amended and restated certificate of incorporation to change the name of the Company from “Carmell Therapeutics Corporation” to “Carmell Corporation.”

Impact of Macroeconomic Events

Economic uncertainty in various global markets caused by political instability and conflicts, such as the ongoing conflict in Ukraine, and economic challenges caused by public health events, including the COVID-19 pandemic, have led to market disruptions, including significant volatility in commodity prices, credit and capital market instability and supply chain interruptions, which have caused record inflation globally. Our business, financial condition, and results of operations could be materially and adversely affected by further negative impacts on the global economy and capital markets resulting from these global economic conditions, particularly if such conditions are prolonged or worsen. Although, to date, our business has not been materially impacted by these global economic and geopolitical conditions, it is impossible to predict the extent to which our operations may be impacted in the short and long term. The extent and duration of these market disruptions, whether as a result of the military conflict between Russia and Ukraine and the effects of the Russian sanctions, geopolitical tensions, record inflation, or otherwise, are impossible to predict. Any such disruptions may also magnify the impact of other risks described or incorporated by reference in the Current Report.

Results of Operations for the Six Months Ended June 30, 2023 and 2022

The following is a comparative discussion of our results of operations for the six months Ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change	% Change
Revenue	$—	$—	$—	—
Operating expenses:
Research and development	$1,563,982	$983,667	$580,315	59%
General and administrative	1,147,898	837,030	310,868	37%
Depreciation and amortization of intangibles	50,375	47,019	3,536	7%

Total operating expenses	2,762,255	1,867,716	894,539	48%

Loss from Operations	(2,762,255)	(1,867,716)	(894,539)	48%
Other (expenses) income, net	(4,375,412)	1,998,904	(6,374,316)	(319)%

Net (loss) income before taxes	$(7,137,667)	$131,188	$(7,268,855)	(5,541)%

Operating Expenses

Total operating expenses were $2,762,255 and $1,867,716 for the six months ended June 30, 2023 and 2022, respectively. The increase between periods was driven by increases in research and development and general and administrative costs. Higher expenses in the 2023 period are a direct result of executing our strategic plan to commercialize our technology.

Research and developments expenses were $1,563,982 and $983,667 for the six months ended June 30, 2023 and 2022, respectively. This increase was principally due to an increase in laboratory costs of $163,136, salaries and benefits of $159,435, lab supplies of $142,518, and clinical trial costs of $92,009. The majority of the research and development expenses are related to our lead product candidate, BHA.

General and administrative expenses were $1,147,898 and $837,030 for the six months ended June 30, 2023 and 2022, respectively. This increase was primarily driven by costs associated with recruiting of $144,529, accounting of $78,060, legal fees of $51,592, and stock-based compensation of $24,676.

Depreciation and amortization of intangible assets expense remained relatively flat for the six months ended June 30, 2023 compared to the same period of 2022.

Other Income (Expenses), Net

Other income (expenses), net were $4,375,412 for the six months ended June 30, 2023 as compared to other income (net) of $1,998,904 for the comparable period of 2022. The increase between years was primarily due to a change in the fair value of derivative liabilities of $7,787,773, partially offset by a decrease in the amortization of debt discount of $1,429,521.

Liquidity, Capital Resources, and Going Concern

As of June 30, 2023, and December 31, 2022 we had cash of $15,920 and $128,149 and a working capital deficit of $13,356,134 and $6,689,745, respectively. The decrease in working capital was driven by increases in derivative liabilities, promissory notes, accounts payable, and accrued expenses. To date, our liquidity has been satisfied through proceeds from the issuance of debt and equity securities.

The accompanying unaudited financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the ordinary course of business. As of June 30, 2023, we had no income from continuing operations. Until the AxBio Acquisition, we did not have a marketed product or service. This has been the case since the Company’s inception and forces the Company to rely on continuously raising capital to fund the Company’s operations. While the Company completed the Business Combination in July 2023 (see Note 12 – Subsequent Events, Business Combination with Alpha Healthcare), we expect to require additional funding in the future. Management will need to raise additional funds by issuing equity securities or obtaining debt financing. There can be no assurance that any required future funding can be successfully completed on a timely basis or terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Accordingly, the accompanying unaudited financial statements have been prepared in conformity with U.S. GAAP, which contemplates the continuation of the Company as a going concern, the realization of assets, and the satisfaction of liabilities in the ordinary course of business. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty. The unaudited financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern.

Cash Flows

The following table summarizes our cash flows for the six months ended June 30, 2023, and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change	% Change
Net cash used in operating activities	$(956,137)	$(2,227,586)	$1,271,449	57%
Net cash used in investing activities	(30,470)	(3,579)	(26,891)	751%
Net cash provided by financing activities	874,378	2,304,509	(1,430,131)	(62)%

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2023 decreased by $1,271,449 as compared to the six months ended June 30, 2022. The reduction in cash used in operating activities was primarily driven by increases in accounts payable, accrued expenses, and other liabilities, partially offset by a higher loss from operations.

Investing Activities

Net cash used in investing activities was $30,470 and $3,579 for the six months ended June 30, 2023 and 2022, respectively, and was related to the purchase of property and equipment in both periods.

Financing Activities

Net cash provided by financing activities decreased by $1,430,131, primarily due to proceeds from convertible notes payable of $2,687,514 during the first six months of 2022, partially offset by the payment of debt financing fees of $382,222 and proceeds from the issuance of promissory notes of $823,500 in the first six months of 2023.

Off-Balance Sheet Arrangements

As of June 30, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

Contractual Obligations and Commitments

In addition to financing obligations under short-term promissory notes, convertible notes, and derivative liabilities, our contractual and commercial commitments include expenditures for clinical trials, leases, and royalty payments. For further information on our license agreement, see note 8 to our condensed financial statements.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported expenses and net loss incurred during the reporting periods. Our estimates are based on our historical experience and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

There have been no material changes to our critical accounting policies and estimates during the six months ended June 30, 2023 from those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the years ended December 31, 2022 and 2021, incorporated by reference into the Current Report.